Exhibit 99.(h)(3)

ADMINISTRATION AGREEMENT

AGREEMENT made as of July 31, 2011, by and between the registered investment companies, including any portfolio/series thereof, as set forth on Schedule A (each, a “Fund” and collectively, the “Funds”) as may be amended from time to time, and Morgan Stanley Services Company Inc., a Delaware corporation (hereinafter called “MS Services”):

WHEREAS, on November 1, 2004 and supplemented as of April 24, 2008, the Funds and Morgan Stanley Investment Advisors Inc. (“MSIA”) entered into an Amended and Restated Investment Advisory Agreement (the “Prior Investment Advisory Agreement”) which further amended an Amended and Restated Investment Management Agreement, dated as of May 1, 2004 between the Funds and MSIA (the “Amended and Restated Investment Management Agreement”) to remove from the Amended and Restated Investment Management Agreement administrative and other management services, with those services to be provided for in a separate agreement; and

WHEREAS, on November 1, 2004 and supplemented as of April 24, 2008, the Funds and MS Services entered into an Administration Agreement (the “Prior Administration Agreement”), pursuant to which MS Services provided administrative services to the Funds as provided therein; and

WHEREAS, effective July 31, 2011, the Board of Directors/Trustees of each Fund approved the termination of the Prior Investment Advisory Agreement and the adoption of a new Investment Advisory Agreement (the “Investment Advisory Agreement”) with Morgan Stanley Investment Management Inc. (the “Adviser”); and

WHEREAS, effective July 31, 2011, pursuant to the terms of the Prior Administration Agreement which provided for the termination of such Agreement in the event of the termination of the Prior Investment Advisory Agreement, said Prior Administration Agreement was so terminated; and

WHEREAS, each Fund and MS Services wish to enter into this Agreement with each other whereby the Funds desire to retain MS Services, and MS Services desires to be retained by the Funds, with respect to the administrative services as described below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

1.             MS Services agrees to provide administrative services to each Fund as hereinafter set forth.  Without limiting the generality of the foregoing, MS Services shall (i) administer the Fund’s business affairs and supervise the overall day-to-day operations of the Fund (other than rendering investment advice); (ii) provide the Fund with full administrative services, including the maintenance of certain books and records, such as journals, ledger accounts and other records required under the Investment Company Act of 1940, as amended (the “Act”), the notification to the Fund of available funds for investment, the reconciliation of account information and balances among the Fund’s custodian, transfer agent and dividend disbursing agent and the Fund, and the calculation of the net asset value of the Fund’s shares; (iii) provide the Fund with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary to provide effective operation of the Fund; (iv) oversee the performance of administrative and professional services rendered to the Fund by others, including its custodian, transfer agent and dividend disbursing agent, as well as accounting, auditing and other services, including:  (1) maintenance of the books and records and accounting controls for the Fund’s assets, including records of all securities transactions; (2) daily calculation of the net asset value for each of the Fund’s Portfolios; (3) accounting for dividends and interest received and distributions made by each of the Fund’s Portfolios; (4) preparation and filing of the Fund’s U.S. tax returns and annual and semi-annual reports; (5) the production of transaction data, financial reports and such other periodic and special reports as the Board of Directors of the Fund may reasonably request; (6) the preparation of financial statements for the annual and semi-annual reports and other shareholder communications; (7) liaison with the Fund’s independent registered public accounting firms; (8) monitoring and administration of arrangements with the Fund’s custodian and depository banks; and (9) maintenance of (but not the payment for) the Fidelity Bond required to be maintained under the Act and preparation of the filings required in connection therewith; (v) provide the Fund with adequate general office space and facilities; (vi) assist in the preparation and the printing of the periodic updating of the Fund’s registration statement and prospectus (and, in the case of an open-end Fund, the statement of additional information), tax returns, proxy statements, and reports to its shareholders and the Securities and Exchange Commission; and (vii) monitor the compliance of the Fund’s investment policies and restrictions.

2.             MS Services shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement.  Without limiting the generality of the foregoing, the staff and personnel of MS Services shall be deemed to include officers of MS Services and persons employed or otherwise retained by MS Services (including officers and employees of the Funds, with the consent of the Funds) to furnish services, statistical and other factual data, information with respect to technical and scientific developments, and such other information, advice and assistance as MS Services may desire.  MS Services shall maintain each Fund’s records and books of account (other than those maintained by the Fund’s transfer agent, registrar, custodian and other agencies).  All such books and records so maintained shall be the property of the Fund and, upon request therefor, MS Services shall surrender to the Fund such of the books and records so requested.

3.             The Funds will, from time to time, furnish or otherwise make available to MS Services such financial reports, proxy statements and other information relating to the business and affairs of the Fund as MS Services may reasonably require in order to discharge its duties and obligations to the Fund under this Agreement or to comply with any applicable law and regulation or request of the Board of Directors/Trustees of the Fund.

4.             For the services to be rendered, the facilities furnished, and the expenses assumed by MS Services, the Funds shall pay to MS Services monthly compensation calculated daily (in the case of an open-end Fund) or weekly (in the case of a closed-end Fund) by applying the annual rate or rates set forth on Schedule B to the net assets of each Fund.  Except as hereinafter set forth, (i) in the case of an open-end Fund, compensation under this Agreement shall be calculated by applying 1/365th of the annual rate or rates to the Fund’s or the Series’ daily net assets determined as of the close of business on that day or the last previous business day and (ii) in the case of a closed-end Fund, compensation under this Agreement shall be calculated by applying the annual rate or rates to the Fund’s average weekly net assets determined as of the close of the last business day of each week.  If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth on Schedule B.  Subject to the provisions of paragraph 5 hereof, payment of MS Services’ compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by paragraph 5 hereof.

5.             In the event the operating expenses of those Funds identified in Annex 2 to the Investment Advisory Agreement, including amounts payable to the Adviser pursuant to paragraph 7 thereof and the amounts payable hereunder, for any fiscal year ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to the Fund and/or any Series thereof imposed by state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to

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time, the fee payable hereunder shall be reduced on a pro rata basis in the same proportion as the fee payable by the Fund under the Investment Advisory Agreement is reduced.

6.             MS Services shall bear the cost of rendering the administrative services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Funds who are also directors, officers or employees of MS Services, and provide such office space and equipment and such clerical and bookkeeping services as each Fund shall reasonably require in the conduct of its business.  MS Services shall also bear the cost of heat, light, power and other utilities provided to each Fund and the cost of out-of-pocket expenses incurred in the ordinary course of providing services under this Agreement, such as telephone, fax, system usage, internal controls assurance (such as a Statement on Auditing Standards (SAS) No. 70 report), envelopes, postage and special delivery mail.  Each Fund shall reimburse MS Services for any extraordinary expenses and the expenses of one or more independent pricing services, approved from time to time by the Board of Directors of a Fund, to obtain securities prices in connection with determining the net asset value of the Fund.  The Fund will reimburse MS Services for its share of the cost of such services based upon its actual use of the services.

7.             MS Services will use its best efforts in the performance of administrative activities on behalf of each Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, MS Services shall not be liable to the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by MS Services or for any losses sustained by the Fund or its investors.

8.             It is understood that any of the shareholders, Directors/Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, MS Services, and in any person controlling, controlled by or under common control with MS Services, and that MS Services and any person controlling, controlled by or under common control with MS Services may have an interest in the Fund.  It is also understood that MS Services and any affiliated persons thereof or any persons controlling, controlled by or under common control with MS Services have and may have advisory, management, administration service or other contracts with other organizations and persons, and may have other interests and businesses, and further may purchase, sell or trade any securities or commodities for their own accounts or for the account of others for whom they may be acting.

9.             This Agreement shall continue unless terminated by either party by written notice delivered to the other party within 30 days.  In the event that the Investment Advisory Agreement between any Fund and the Adviser is terminated, this Agreement will automatically terminate with respect to such Fund.

10.           This Agreement may be amended or modified by the parties in any manner by written agreement executed by each of the parties hereto.

11.           This Agreement may be assigned by either party with the written consent of the other party.

12.           This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on July 31, 2011 in New York, New York.

ON BEHALF OF EACH EQUITY AND FIXED INCOME FUND AS SET FORTH IN SCHEDULE A

	By:	/s/ Arthur Lev
Arthur Lev
President and Principal Executive Officer

Attest:

/s/ Joanne Antico
ON BEHALF OF EACH MONEY MARKET FUND AS SET FORTH IN SCHEDULE A

	By:	/s/ Kevin Klingert
Kevin Klingert
President and Principal Executive Officer

Attest:

/s/ Yvette Hayes

MORGAN STANLEY SERVICES COMPANY INC.

	By:	/s/ Frank Smith
Frank Smith
Executive Director
Attest:

/s/ Mary E. Mullin

SCHEDULE A
MORGAN STANLEY FUNDS

At July 31, 2011
Open-End Funds

1.                                       Active Assets California Tax-Free Trust

2.                                       Active Assets Government Securities Trust

3.                                       Active Assets Institutional Government Securities Trust

4.                                       Active Assets Institutional Money Trust

5.                                       Active Assets Money Trust

6.                                       Active Assets Tax-Free Trust

7.                                       Morgan Stanley California Tax-Free Daily Income Trust

8.                                       Morgan Stanley European Equity Fund Inc.

9.                                       Morgan Stanley Flexible Income Trust

10.                                 Morgan Stanley Focus Growth Fund

11.                                 Morgan Stanley Global Infrastructure Fund

12.                                 Morgan Stanley Global Strategist Fund

13.                                 Morgan Stanley International Fund

14.                                 Morgan Stanley International Value Equity Fund

15.                                 Morgan Stanley Limited Duration U.S. Government Trust

16.                                 Morgan Stanley Liquid Asset Fund Inc.

17.                                 Morgan Stanley Mid Cap Growth Fund

18.                                 Morgan Stanley Mortgage Securities Trust

19.                                 Morgan Stanley Multi Cap Growth Trust

20.                                 Morgan Stanley New York Municipal Money Market Trust

21.                                 Morgan Stanley Real Estate Fund

22.                                 Morgan Stanley Select Dimensions Investment Series

(i)                                     Flexible Income Portfolio

Sch.A-1

(ii)                                  Focus Growth Portfolio

(iii)                               Global Infrastructure Portfolio

(iv)                              Growth Portfolio

(v)                                 Mid Cap Growth Portfolio

(vi)                              Multi Cap Growth Portfolio

(vii)                           Money Market Portfolio

23.                                 Morgan Stanley Special Growth Fund

24.                                 Morgan Stanley Tax-Free Daily Income Trust

25.                                 Morgan Stanley U.S. Government Money Market Trust

26.                                 Morgan Stanley U.S. Government Securities Trust

27.                                 Morgan Stanley Variable Investment Series

(i)                                     Aggressive Equity Portfolio

(ii)                                  European Equity Portfolio

(iii)                               Global Infrastructure Portfolio

(iv)                              Income Plus Portfolio

(v)                                 Limited Duration Portfolio

(vi)                              Money Market Portfolio

(vii)                           Multi Cap Growth Portfolio

(viii)                        Strategist Portfolio

Closed-End Funds

28.                                 Morgan Stanley Income Securities Inc.

Sch.A-2

SCHEDULE B

MORGAN STANLEY SERVICES COMPANY INC.

Schedule of Administrative Fees

Monthly compensation calculated daily by applying the following annual rates to a fund’s daily net assets.  The fees set forth herein are subject to the waivers and/or limitations for certain of the Funds described in Schedule A of the Investment Advisory Agreement:

FIXED INCOME FUNDS	0.080% of the daily net assets.

Morgan Stanley Flexible Income Trust

Morgan Stanley Limited Duration U.S. Government Trust

Morgan Stanley Mortgage Securities Trust

Morgan Stanley Select Dimensions Investment Series:
– Flexible Income Portfolio

Morgan Stanley U.S. Government Securities Trust

Morgan Stanley Variable Investment Series:
– Income Plus Portfolio

– Limited Duration Portfolio

Sch.B-1

EQUITY AND ASSET ALLOCATION FUNDS	0.080% of the daily net assets.

Morgan Stanley European Equity Fund Inc.

Morgan Stanley Focus Growth Fund

Morgan Stanley Global Infrastructure Fund

Morgan Stanley Global Strategist Fund

Morgan Stanley International Fund

Morgan Stanley International Value Equity Fund

Morgan Stanley Mid Cap Growth Fund

Morgan Stanley Multi Cap Growth Trust

Morgan Stanley Real Estate Fund

Morgan Stanley Select Dimensions Investment Series:
– Focus Growth Portfolio

– Global Infrastructure Portfolio

– Growth Portfolio

– Mid Cap Growth Portfolio

– Multi Cap Growth Portfolio

Morgan Stanley Special Growth Fund

Morgan Stanley Variable Investment Series:
– Aggressive Equity Portfolio

– European Equity Portfolio

– Global Infrastructure Portfolio

– Multi Cap Growth Portfolio

– Strategist Portfolio

MONEY MARKET FUNDS	0.050% of the daily net assets.

Active Assets Trusts:
(1) Active Assets California Tax-Free Trust

(2) Active Assets Government Securities Trust

Sch.B-2

(3) Active Assets Institutional Government Securities Trust

(4) Active Assets Institutional Money Trust

(5) Active Assets Money Trust

(6) Active Assets Tax-Free Trust

Morgan Stanley California Tax-Free Daily Income Trust

Morgan Stanley Liquid Asset Fund Inc.

Morgan Stanley New York Municipal Money Market Trust

Morgan Stanley Select Dimensions Investment Series:
– Money Market Portfolio

Morgan Stanley Tax-Free Daily Income Trust

Morgan Stanley U.S. Government Money Market Trust

Morgan Stanley Variable Investment Series:
– Money Market Portfolio

Monthly compensation calculated weekly by applying the following annual rates to a fund’s weekly net assets:

CLOSED-END FUNDS	0.080% of the average weekly net assets (including an amount up to the aggregate amount of any other borrowings).

Morgan Stanley Income Securities Inc.

Sch.B-3